                                                                  EXHIBIT B.10.A

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Statements" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, and to the inclusion in the Pre-Effective Amendment Number 24 to the Registration Statement (Form N-4 No. 333-62825) and related prospectus of the Penn Mutual Variable Annuity Account III of those references and of our report dated January 30, 1998 on The Penn Mutual Life Insurance Company.


Philadelphia, Pennsylvania
November 25, 1998